STATE FARM MUTUAL FUND TRUST
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                                  EXHIBIT INDEX


Item             Description                                        Page Number
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SUB-ITEM 77B     Accountant's report on internal control                  1

SUB-ITEM 77C     Submission of matters to a vote of security holders      2

SUB-ITEM 77Q(e)  Investment Advisory and Management Services Agreement    3

SUB-ITEM 77Q(e)  Investment Sub-Advisory  Agreement                      18